Registration No. 33-55561
                                             Rule 424 (b)(2)

PRICING SUPPLEMENT No. 52 Dated February 16, 1996 (To Prospectus dated September 23, 1994)

                         $2,500,000,000

     H O U S E H O L D  F I N A N C E  C O R P O R A T I O N

                        Medium Term Notes

           Due Nine Months or More from Date of Issue
                         ________________


Principal Amount:   $42,500,000

Price to Public:    100%

Issue Date:         February 22, 1996

Stated Maturity:    February 22, 2001

Redeemable On or After:  Not Applicable

Interest Rate:      5.75%

Interest Payment Dates: On the 22nd day of February and August of each year, commencing on August 22, 1996, and the Stated Maturity. If said day is not a Business Day, payments shall be made on the next succeeding Business Day (with adjustment for additional interest accrual).

Regular Record Date: The date fifteen (15) calendar days (whether or not a Business Day) prior to each Interest Payment Date or the Stated Maturity, as the case may be.

Agent:  UBS Securities, Inc.

Agent's Discount or Commission:    Not applicable.












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